Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES TO ACQUIRE
FRONTAGE’S BIOANALYSIS AND DMPK BUSINESSES

– Strengthens Charles River's Bioanalysis and DMPK Capabilities
to Support Clients Across the Drug Development Lifecycle –

– Advances Pathway to Purpose Strategy and
Enhances Long-Term Growth and Value Creation –

WILMINGTON, MA, November 9, 2026 – Charles River Laboratories International, Inc. (NYSE: CRL) announced today that it has entered into definitive agreements to acquire Frontage Holdings Corporation’s bioanalysis and DMPK operations in Exton, Pennsylvania for approximately $470 million in cash, subject to customary closing adjustments. In addition to the initial purchase price, the transaction includes additional payments of up to $75 million, contingent on future performance of the acquired businesses. The transaction is expected to close during the first half of 2027, subject to required shareholder and regulatory approvals, and other customary closing conditions.

Birgit Girshick, Chief Executive Officer, commented, “The planned acquisition accelerates our strategy to expand our bioanalysis capabilities and enhance our offering in an attractive, high-growth market. As biologics and increasingly complex modalities become a larger part of development pipelines, clients are seeking scientific partners that can support programs from early development through the clinic. By adding Frontage’s clinical bioanalysis expertise, talented scientific team, and strong client relationships, we will be better positioned to meet those evolving needs.”

“This acquisition will advance our Pathway to Purpose strategy by expanding our presence in clinical bioanalysis, strengthening our scientific leadership, and enhancing our ability to serve clients across the drug development lifecycle. Our combined bioanalysis and DMPK offering will provide a more integrated solution that accelerates development timelines and improves continuity from preclinical through clinical testing. The transaction is expected to enhance our growth profile and support long-term value creation for clients and shareholders. We look forward to welcoming Frontage’s talented bioanalysis and DMPK team to the Charles River family,” Ms. Girshick concluded.

Frontage’s laboratory testing sites that will be acquired provide a comprehensive suite of bioanalysis, biomarker, and DMPK (drug metabolism and pharmacokinetics) testing services for large and small molecules, primarily supporting clinical development programs for biopharmaceutical clients. The planned acquisition includes a CLIA-certified central laboratory and encompasses two sites in Exton, Pennsylvania that operate across approximately 150,000 square feet and employ approximately 340 people.

Strategic Rationale

The planned acquisition of Frontage’s bioanalysis and DMPK businesses will expand Charles River’s capabilities in the high-growth clinical bioanalysis sector and enhance its ability to support clients from early-stage research through clinical development. The transaction complements Charles River’s existing strength in preclinical bioanalysis primarily for biologics and complex modalities, while adding scale and capacity to support future growth.

•	Accelerates Long-Term Bioanalysis Growth Strategy - Bioanalysis represents an attractive long-term growth opportunity as increasing demand across biologics, complex modalities, and advanced therapies requires additional scientific data and specialized assays. As a result, the bioanalysis market sector is expected to expand from approximately $6 billion in 2026 to approximately $8 to $9 billion in 2031, representing annual growth of 6% to 8%, with higher growth expected in biologics and complex modalities, as well as for clinical-phase testing. The planned acquisition complements Charles River’s ongoing investments in its bioanalysis capabilities, including capacity additions, positioning the Company to capitalize on attractive long-term growth opportunities.

•	Expands Clinical Bioanalysis Presence and Client Continuity – Clients increasingly seek continuity from laboratory testing partners as programs advance from preclinical to clinical development, as bioanalysis data generated from preclinical programs will help guide their early clinical decisions. Currently, approximately 15% of Charles River’s bioanalysis revenue is generated from clinical-phase testing. The planned acquisition will meaningfully expand the Company’s clinical bioanalysis capabilities and scale, enabling broader support across the drug development lifecycle including late-stage clinical diagnostic testing. In 2025, the majority of Frontage’s bioanalysis revenue was generated during clinical development. A more balanced and integrated bioanalysis portfolio is expected to strengthen Charles River’s client relationships, increase share of wallet, and improve client retention throughout longer-duration clinical programs.

•	Strengthens Scientific Leadership in High-Growth Modalities – Biologics and complex modalities represent the fastest-growing segments of the bioanalysis sector and account for approximately 75% of Charles River’s bioanalysis revenue. As these therapies become a larger share of development pipelines, demand for increasingly sophisticated bioanalysis solutions continues to grow. Frontage’s bioanalysis expertise will complement Charles River’s existing scientific capabilities, further enhancing its leading portfolio in advanced therapies while also expanding its small molecule bioanalysis capabilities. The acquisition is also expected to unlock additional synergies across the Discovery and Safety Assessment (DSA) and Manufacturing Solutions segments.

Financial Details

The bioanalysis and DMPK businesses that will be acquired represented approximately 40% of Frontage’s total 2025 revenue of $256.7 million.  Charles River expects revenue of the acquired businesses will grow at the projected bioanalysis sector growth rate over the next five years.

The transaction is expected to be neutral to non-GAAP earnings per share in 2027 and accretive thereafter.  Items excluded from non-GAAP earnings per share are expected to include all acquisition-related costs, primarily amortization of intangible assets, advisory fees, certain costs associated with acquisition-related efficiency initiatives, and certain third-party integration costs.

The acquisition and associated fees are expected to be financed through Charles River’s credit facility and available cash.

The acquired businesses are expected to be reported as part of Charles River’s DSA segment.

Transaction Details and Structure

Frontage Holdings Corporation is a publicly traded company on The Stock Exchange of Hong Kong.  Charles River is participating in a consortium with Hongkong Tigermed Co., Limited (a subsidiary of Hangzhou Tigermed Consulting Co., Ltd.) and Dr. Song Li to first take Frontage private, after which Frontage will be restructured and Charles River will ultimately own the assets and liabilities related to its bioanalysis and DMPK businesses in Exton, Pennsylvania.  Further details are as follows:

•	Charles River is acquiring Frontage together with Frontage’s controlling shareholder, Tigermed, and Frontage’s Chairman of the Board, Dr. Song Li. The three parties have formed a consortium and set up an acquisition vehicle that will privatize Frontage, which is listed on The Stock Exchange of Hong Kong Limited, by way of a court-sanctioned scheme of arrangement, following which Frontage’s listing will be withdrawn.

•	Immediately following completion of the privatization, the parties will separate Frontage’s businesses into separate subsidiaries. Charles River will retain the bioanalysis and DMPK businesses described above through sole ownership of the acquisition vehicle and certain Frontage subsidiaries, and Frontage’s remaining businesses will be transferred to Tigermed and Dr. Song Li (or his affiliates) through the distribution of other subsidiaries of Frontage.

•	Completion of the privatization is subject to a number of approvals and conditions, including passing of the requisite resolutions at the general meeting of Tigermed, regulatory approvals, approval by Frontage shareholders and sanction of the scheme by the Grand Court of the Cayman Islands. Tigermed, Dr. Song Li and certain trusts controlled by him have each undertaken to support the transaction. Further details will be set out in the scheme document that will be sent to Frontage shareholders.

Advisers

J.P. Morgan and CICC are acting as joint financial advisers to the consortium. Davis Polk & Wardwell LLP and Jia Yuan Law Offices are serving as legal counsels. Kirkland & Ellis is the legal counsel to the joint financial advisers.

Use of Non-GAAP Financial Measures

This press release contains a forward-looking, non-GAAP financial measure: non-GAAP earnings per share accretion related to the proposed acquisition described herein. Non-GAAP financial measures exclude, but are not limited to acquisition-related costs, which primarily include amortization, third-party advisory fees, and certain integration costs. The corresponding GAAP financial measure is not provided because the items that are excluded from GAAP to calculate the comparable non-GAAP measure are dependent on future events that are not able to be reliably predicted by management and are not part of routine operating activities. The Company is unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty in predicting the occurrence, the financial impact, and the periods in which the aggregate acquisition may be recognized. The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact our GAAP results.

There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies.  In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts.  We believe that the financial impact of the proposed acquisition (and in certain cases, the evaluation of such proposed acquisition, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis.  In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis.  Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results.  The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP.  The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  These statements include statements regarding: the proposed acquisition of Frontage’s bioanalysis and DMPK business; expectations regarding the terms and the timing of the closing of the proposed acquisition including regarding the satisfaction of required shareholder, regulatory and court approvals; expectations with respect to the impact of the proposed acquisition on the Company, its product and service offerings, client perception, operating margin and related cost savings, revenue, including third-party revenue, revenue growth rates, earnings per share, and GAAP or non-GAAP financial results; expectations regarding the separation of the acquired business from Frontage’s other operations and the integration of the acquired business; expectations regarding any earnout payments that may become payable in respect of the acquired business; the Company’s expectations concerning projected future financial and operating performance, including with respect to revenue and booking activity and related financial metrics; the Company's commitment to, and ability to create long-term value for shareholders and to successfully execute on the strategies described herein; client demand, including trends and the future demand for the Company’s products and services; the impact of foreign exchange; and the Company’s plans or prospects, expectations and long-term goals associated with our business.

Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements.  Those risks and uncertainties include, but are not limited to: the ability to successfully complete the proposed acquisition and the related privatization of Frontage; the risk that the required regulatory, shareholder or court approvals are not obtained, or are not obtained on the anticipated timetable, or that other conditions to the transaction are not satisfied, and the risk that the transaction is therefore delayed or does not complete; the risk that the separation of the acquired business from Frontage’s other operations is delayed, costs more than anticipated or is not completed as contemplated, including the risk that required third-party consents are not obtained; the ability to successfully integrate the acquired business, and risks and uncertainties associated with that business, including the potential loss of clients or key personnel; uncertainty as to whether any earnout payment will become payable and the resulting impact on the total consideration for the transaction; ; and the demand, proposal and booking trends (including net book-to-bill) in the Company’s DSA business segment. Furthermore, these and other risks relating to the Company are set forth in the documents filed by Charles River with the Securities and Exchange Commission, including without limitation, the Risk Factors in the Company’s Annual Report on Form 10-K filed February 18, 2026. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

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Investor Contact:	Media Contact:
Todd Spencer	Amy Cianciaruso
Corporate Vice President,	Corporate Senior Vice President,
Investor Relations	Chief Communications Officer
781.222.6455	781.222.6168
todd.spencer@crl.com	amy.cianciaruso@crl.com